UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of principal executive offices)
(913) 344-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Operations Officer and Appointment of New Chief Operations Officer

Effective February 21, 2024, George Schuller, Jr. ceased to serve as Chief Operations Officer of Compass Minerals International, Inc. (the “Company”), and the Company appointed Gordon Dunn as its new Chief Operations Officer.

Mr. Dunn, age 61, joined the Company in October 2007 and has over 40 years of combined experience in mining. He had served as Managing Director of the Company’s operations in the United Kingdom since January 2014, which include the Winsford mine, the largest salt mine in the United Kingdom, and the DeepStore records management business. Earlier in his career he held positions of increasing responsibility at Air Liquide UK Limited, a gas, equipment and services company, Linde Gas, a global multinational chemical company, and UK Coal, the largest coal mining business in the United Kingdom. Mr. Dunn earned his master of business administration degree from the University of Hull and his bachelor’s degree in mining and mining engineering from Nottingham Trent University.

Mr. Dunn’s base salary will be $525,000 per year. Mr. Dunn’s targeted cash bonus under the Company’s Management Annual Incentive Program will be calculated at 75% of his base salary, with any bonus payments dependent on the Company’s pre-established performance goals. Mr. Dunn will also be eligible to receive equity awards as part of the Company’s Long-Term Incentive Program, with a target equity award value of $1,000,000. Mr. Dunn will be eligible to participate in the employee benefit plans and programs generally available to the Company’s executive officers. Mr. Dunn will also be designated as an eligible executive under the Company’s Executive Severance Plan. Mr. Dunn’s employment with the Company is at-will.

Mr. Dunn does not have any family relationships with any director or executive officer of the Company, and there is no arrangement or understanding between Mr. Dunn and any other person pursuant to which Mr. Dunn was appointed as Chief Operations Officer. Furthermore, there are no transactions between Mr. Dunn (or any member of his immediate family) and the Company (or any of its subsidiaries) that would be required to be reported under Item 404(a) of Regulation S-K.

The Company issued a press release announcing Mr. Dunn’s appointment on February 21, 2024. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release issued by Compass Minerals International Inc. on February 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: February 21, 2024	By:	/s/ Lorin Crenshaw
Name: Lorin Crenshaw
Title: Chief Financial Officer